EXHIBIT 99.1

ASSOCIATED ESTATES REALTY CORPORATION FOURTH QUARTER AND FULL YEAR 2013 EARNINGS RELEASE

For Immediate Release	For more information, please contact:
February 4, 2014	Jeremy Goldberg	(216) 797-8715

ASSOCIATED ESTATES REALTY CORPORATION REPORTS
FOURTH QUARTER AND FULL YEAR RESULTS
Full Year Same Community NOI up 5.0%
2014 Same Community NOI Guidance up 3.9% at the Midpoint
Announces Joint Venture with AIG Global Real Estate on San Francisco Development

Cleveland, Ohio - February 4, 2014 - Associated Estates Realty Corporation (NYSE, NASDAQ: AEC) announced today its financial results for the fourth quarter and full year ended December 31, 2013. Funds from Operations (FFO) for the fourth quarter of 2013 were $0.33 per common share (diluted), compared to $0.35 per common share (diluted) for the fourth quarter of 2012. Fourth quarter 2012 FFO is adjusted for loan prepayment costs of $688,000.
Net income applicable to common shares was $29.2 million, or $0.51 per common share (diluted), for the quarter ended December 31, 2013. This compared to net income applicable to common shares of $6.9 million, or $0.14 per common share (diluted), for the fourth quarter of 2012. The quarter-over-quarter increase in net income was driven by improved property operations and gains associated with sales of two properties in 2013 vs. one property in 2012.
Quarterly Same Community Portfolio Results
Net operating income (NOI) for the fourth quarter of 2013 for the Company’s same community portfolio increased 3.6% compared to the fourth quarter of 2012. Revenue increased 3.0% and property operating expenses increased 1.9%. Average occupancy for the fourth quarter of 2013 was 95.4% compared to 95.6% for the fourth quarter of 2012. Average monthly property revenue per occupied unit for the fourth quarter of 2013 was $1,225 compared to $1,187 for the fourth quarter of 2012, a 3.2% increase.
Full Year Performance
FFO for the year ended December 31, 2013, was $1.27 per common share (diluted), and net income applicable to common shares was $61.0 million, or $1.17 per common share (diluted).
For the year ended December 31, 2013, revenue for the Company’s same community portfolio increased 3.3% and expenses grew 0.7%, resulting in a 5.0% increase in the Company’s same community NOI compared to the year ended December 31, 2012.
“It was another strong year for Associated Estates. In 2014, we will continue to focus on execution in all aspects of our business," said Jeffrey I. Friedman, President and Chief Executive Officer. “Our previously announced acquisitions, dispositions and development projects are all proceeding as planned. We expect our continued portfolio transformation to create significant long term value,” Friedman continued.

ASSOCIATED ESTATES REALTY CORPORATION FOURTH QUARTER AND FULL YEAR 2013 EARNINGS RELEASE

A reconciliation of net income attributable to the Company to FFO, and to FFO as adjusted, is included in the table at the end of this press release and in the Fourth Quarter 2013 Supplemental Financial Information furnished with this earnings release to the Securities and Exchange Commission on Form 8-K, and is available on the Investors section of the Company's website at AssociatedEstates.com. The Fourth Quarter 2013 Supplemental Financial Information provides additional quarterly and year-to-date financial information, including performance by region for the Company's portfolio.
Transactional Activity
In the fourth quarter, the Company closed on the purchase of three properties:

•	The Apartments at Blakeney in Charlotte, NC on October 10, 2013
•	St. Mary’s Square in Raleigh, NC on November 18, 2013
•	Lofts at Weston Lakeside in Cary, NC on November 19, 2013
On November 14, 2013, the Company sold St. Andrews, a 102-unit property located in Columbus, OH, and on December 18, 2013, the Company sold Courtney Chase, a 288-unit property located in Orlando, FL.
Including the transactions noted above, during 2013, the Company acquired five properties for a total of approximately $261 million and sold four properties for a total of approximately $139 million.
Capital Markets Activity
As previously announced, on October 21, the Company completed the issuance of $100 million of unsecured notes. The notes were offered in a private placement with two maturity tranches: $45 million 7-year maturity at 4.29% and $55 million 10.2-year maturity at 4.94%. The credit spread on the 7-year maturity was 2.25% and the credit spread on the 10.2-year maturity was 2.30%. The $100 million total issuance has a weighted average interest rate of 4.65% and a weighted average maturity of 8.8 years.
2014 Outlook

•	Same Community Revenue Growth	2.75% to 3.75%
•	Same Community Expense Growth	1.75% to 2.75%
•	Same Community Property NOI Growth	3.40% to 4.40%
•	Earnings Per Common Share	$2.95 to $3.25
•	Funds from Operations	$1.27 to $1.31
Detailed assumptions relating to the Company's guidance can be found on page 24 of the Fourth Quarter 2013 Supplemental Financial Information on the Company's website at AssociatedEstates.com.
Joint Venture Activity
The Company announced today that it entered into a 50/50 joint venture with AIG Global Real Estate with respect to a 410-unit apartment community that will be developed on a 3.36 acre land parcel owned by Associated Estates. The site is located in the South of Market (“SoMa”) neighborhood of San Francisco.

ASSOCIATED ESTATES REALTY CORPORATION FOURTH QUARTER AND FULL YEAR 2013 EARNINGS RELEASE

The site is a highly visible corner located at 8th and Harrison Streets. In addition to the 410 apartments, the project will feature 40,000 square feet of commercial space in wood frame buildings, built over a subterranean parking garage. The community will feature a “best-in-class” amenity package, and the apartments will have an average size of 853 square feet. Construction is scheduled to commence in the second quarter of 2014, with project completion expected in 2016.
“We are very excited about our strategic partnership with AIG Global Real Estate. Their outstanding reputation and deep experience as a joint venture partner in multifamily projects bring tremendous value to our San Francisco development,” said Jason Friedman, Senior Vice President of Acquisitions and Development. “Together, we recognize the significant upside from this unique development opportunity in the high barrier to entry SoMa submarket,” Friedman continued.
Conference Call
A conference call to discuss the Company’s fourth quarter results will be held on February 5, 2014, at 2:00 p.m. Eastern. To participate in the call:
Via Telephone: The dial-in number is (855) 233-8223, and the conference ID is 31049869. An operator will ask you for the conference ID. The call will be archived through February 19. 2014. The dial-in number for the replay is (855) 859-2056.
Via the Internet (listen only): Access the Investors section of the Company's website at AssociatedEstates.com. Please log on at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Select the "Fourth Quarter 2013 Earnings Conference Call" link. The webcast will be archived for 90 days.
Upcoming Events
The Company will participate in the Wells Fargo 17th Annual Real Estate Securities Conference, being held February 26 and 27 at The Plaza Hotel in New York City. The Company will also participate in Citi’s 2014 Global Property CEO Conference, scheduled for March 2 through March 5 at The Westin Diplomat in Hollywood, FL. Members of the Company’s management team will be hosting scheduled meetings with investors throughout both conferences. A copy of all presentation materials will be accessible, beginning February 26, in the Investors section of the Company's website at AssociatedEstates.com.
Company Profile
Associated Estates is a real estate investment trust and is a member of the S&P 600, Russell 2000 and the MSCI US REIT Indices.  The Company is headquartered in Richmond Heights, Ohio.  Associated Estates' portfolio consists of 53 apartment communities containing 13,676 units located in ten states.  For more information about the Company, please visit its website at AssociatedEstates.com.
This press release shall not constitute an offer to sell, nor a solicitation of an offer to buy, any security, and any statement to the contrary is not authorized by the Company.

ASSOCIATED ESTATES REALTY CORPORATION FOURTH QUARTER AND FULL YEAR 2013 EARNINGS RELEASE

FFO and FFO as adjusted are non-Generally Accepted Accounting Principle measures. The Company generally considers FFO and FFO as adjusted to be useful measures for reviewing the comparative operating and financial performance of the Company because FFO and FFO as adjusted can help one compare the operating performance of a company’s real estate between periods or to different REITs. A reconciliation of net income attributable to the Company to FFO, and to FFO as adjusted, is included in the table at the end of this press release and in the Fourth Quarter Supplemental Financial Information included with this earnings release and furnished to the Securities and Exchange Commission on Form 8-K.
Safe Harbor Statement
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements based on current judgments and knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to vary from those projected, including but not limited to, expectations regarding the Company's 2014 performance, which are based on certain assumptions. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "expects," "projects," "believes," "plans," "anticipates" and similar expressions are intended to identify forward-looking statements. Investors are cautioned that the Company's forward-looking statements involve risks and uncertainties that could cause actual results to differ from estimates or projections contained in these forward-looking statements, including without limitation the following: changes in the economic climate in the markets in which the Company owns and manages properties, including interest rates, the overall level of economic activity, the availability of consumer credit and mortgage financing, unemployment rates and other factors; elimination of, or limitations on, federal government support for Fannie Mae and/or Freddie Mac that may result in significantly reduced availability of mortgage financing sources as well as increases in interest rates for mortgage financing; the ability of the Company to refinance debt on favorable terms at maturity; risks of a lessening of demand for the multifamily units owned by the Company; competition from other available multifamily units, single family units available for rental or purchase, and changes in market rental rates; the inability of the Company to acquire and dispose of multifamily properties at prices and on terms acceptable to the Company; the failure of development projects or redevelopment activities to achieve expected results due to, among other causes, construction and contracting risks, unanticipated increases in materials and/or labor, delays in project completion and/or lease-up that result in increased costs and/or reduce the profitability of a completed project, and the absence of our right to control all activities and decisions of joint venture developments where the applicable agreements allocate decision making authority to, or require the consent of, our joint venture partner; the failure to enter into development joint venture arrangements on acceptable terms; increases in property and liability insurance costs; unanticipated increases in real estate taxes and other operating expenses; weather conditions that adversely affect operating expenses; expenditures that cannot be anticipated such as utility rate and usage increases and unanticipated repairs; inability of the Company to control operating expenses or achieve increases in revenue; shareholder ownership limitations that may discourage a takeover otherwise considered favorable by shareholders; the results of litigation involving the Company; changes in tax legislation; risks of personal injury claims and property damage claims that are not covered by the Company’s insurance; catastrophic property damage losses that are not covered by the Company's insurance; risks associated with property acquisitions such as failure to achieve expected results or matters not discovered in due diligence; risks related to the perception of residents and prospective residents as to the attractiveness, convenience and safety of the Company's properties or the neighborhoods in which they are located; and other uncertainties and risk factors addressed in documents filed by the Company with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q.

ASSOCIATED ESTATES REALTY CORPORATION FOURTH QUARTER AND FULL YEAR 2013 EARNINGS RELEASE

		ASSOCIATED ESTATES REALTY
		CORPORATION
		Financial Highlights
		(in thousands, except per share data)
		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2013	2012	2013	2012

Total revenue		$49,070	$42,795	$181,479	$158,553

Net income attributable to AERC		$29,273	$6,911	$61,250	$30,592
Add:	Depreciation - real estate assets	14,839	12,868	53,779	48,547
	Amortization of intangible assets	881	1,232	3,877	4,889
Less:	Gain on disposition of properties	(25,960)	(4,030)	(52,828)	(26,849)

Funds from Operations (FFO) (1)		$19,033	$16,981	$66,078	$57,179

Add:	Prepayment costs	$—	$688	$—	$2,430
Less:	Refund of defeasance costs on previously defeased loan	—	—	—	(279)

Funds from Operations (FFO) as adjusted (2)		$19,033	$17,669	$66,078	$59,330

Add:	Depreciation - other assets	549	532	2,176	2,108
	Amortization of deferred financing fees	461	495	2,002	2,128
Less:	Recurring fixed asset additions	(2,805)	(2,981)	(11,945)	(10,746)

Funds Available for Distribution (FAD) (3)		$17,238	$15,715	$58,311	$52,820

Per share:
Funds from Operations - diluted (1)		$0.33	$0.34	$1.27	$1.23
Funds from Operations as adjusted - diluted (2)		$0.33	$0.35	$1.27	$1.27
Dividends per share		$0.19	$0.18	$0.76	$0.71
Weighted average shares outstanding - basic		57,039	49,478	51,622	46,063
Weighted average shares outstanding - diluted		57,608	49,984	52,184	46,553

ASSOCIATED ESTATES REALTY CORPORATION FOURTH QUARTER AND FULL YEAR 2013 EARNINGS RELEASE

(1)
The Company defines FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). This definition includes all operating results, both recurring and non-recurring, except those results defined as "extraordinary items" under generally accepted accounting principles ("GAAP"), adjusted for depreciation on real estate assets and amortization of intangible assets, and excludes impairment write-downs of depreciable real estate and gains and losses from the disposition of properties and land. FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. The Company generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company because FFO can help one compare the operating performance of a company's real estate between periods or as compared to different REITs. It should be noted, however, that other real estate companies may define FFO in a different manner.

(2)
The Company defines FFO as adjusted as FFO, as defined above, excluding $688 and $2.4 million of prepayment costs associated with debt repayments for the three and twelve months ended December 31, 2012 and $(279) of refunds for a previously defeased loan for the twelve months ended December 31, 2012. In accordance with GAAP, these prepayment costs and refunds on the previously defeased loan are included in interest expense in the Company's Consolidated Statements of Operations and Comprehensive Income. We are providing this calculation as an alternative FFO calculation as we consider it a more appropriate measure of comparing the operating performance of a company's real estate between periods or as compared to different REITs.

(3)
The Company defines FAD as FFO as adjusted, as defined above, plus depreciation other and amortization of deferred financing fees less recurring fixed asset additions. Fixed asset additions exclude development, investment, revenue enhancing and non-recurring capital additions. The Company considers FAD to be an appropriate supplemental measure of the performance of an equity REIT because, like FFO and FFO as adjusted, it captures real estate performance by excluding gains or losses from the disposition of properties and land, depreciation on real estate assets and amortization of intangible assets. Unlike FFO and FFO as adjusted, FAD also reflects that recurring capital expenditures are necessary to maintain the associated real estate.

The full text and supplemental financial information of this press release are available on Associated Estates' website at AssociatedEstates.com. To receive a copy of the results by mail or fax, please contact Investor Relations at 1-800-440-2372. For more information, access the Investors section of AssociatedEstates.com.